                                                                    Exhibit 10.9

                                   KYPHON INC.

                        GARY GRENTER EMPLOYMENT AGREEMENT

     This Agreement is entered into as of July 16, 2001 (the "Effective Date") by and between Kyphon Inc. (the "Company") and Gary Grenter ("Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Positions and Duties. As of the Effective Date, Executive will
               --------------------
serve as President and Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). Executive shall report to the Board. The period of Executive's employment under this Agreement is referred to herein as the "Employment Term." During the Employment Term, Executive will also be entitled to a position on the Board. Executive agrees to resign from the Board at the end of the Employment Term, if requested to do so by action of the Board.

          (b)  Obligations. During the Employment Term, Executive will perform
               -----------
his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

     2.   Employment Term. The parties agree that Executive's employment with
          ---------------
the Company will be "at-will" employment and may be terminated by either party at any time with or without cause, and Executive shall not be entitled to any benefits or payments upon termination, except as set forth in this Agreement. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment or extension, by implication or otherwise, of his employment with the Company.

     3.   Compensation.
          ------------

          (a)  Base Salary. During the Employment Term, the Company will pay
               -----------
Executive as compensation for his services a base salary at a minimum annualized rate of $310,000 (the "Base Salary"). Executive's Base Salary will be paid periodically in accordance with the Company's normal payroll practices and will be subject to the usual, required withholding. The Board will review Executive's performance periodically at least once per year, and Executive's compensation will be subject to adjustment as a result of such review.

          (b)  Bonus. Executive shall be eligible to receive an annual
               -----
performance bonus of 35% of the Base Salary, which percentage will be increased to 50% by the Board following an initial public offering by the Company ("IPO"). The performance bonus shall be earned by Executive meeting performance objectives established by the Board on an annual basis. Any bonus earned during Executive's first year of employment will be pro-rated from the Effective Date.

          (c)  Equity Compensation. As soon as practicable following the
               -------------------
Effective Date, Executive shall be granted a stock option, which shall be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), an "incentive stock option" (as defined in Section 422 of the Code), to purchase 865,000 shares of the Company's Common Stock (the number of shares equals 2.5% of the Company's outstanding shares of capital stock on a fully diluted basis, which includes all outstanding shares and rights to obtain shares as of the Effective Date), at an exercise price per share equal to the fair market value on the date of grant by the Board (the "Option"). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 1/48th of the shares subject to the Option at the end of each full calendar month following the Effective Date, so that the Option will be fully vested and exercisable four (4) years from the Effective Date, subject to Executive's continued employment with the Company on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's 1996 Stock Plan (the "Stock Plan") and the Stock Option Agreement by and between Executive and the Company (the "Option Agreement"), which documents are incorporated herein by reference.

          (d) Additional Compensation.
              -----------------------

               (i)   Life Insurance. During the Employment Term, the Company
                     --------------
will reimburse Executive for life insurance premiums of up to $5,000 per year.

               (ii)  Auto Allowance. During the Employment Term, the Company
                     --------------
will reimburse Executive for the reasonable costs of purchasing or leasing a car for use in connection with his employment with the Company of up to $15,000 per year.

               (iii) Property Tax Adjustment. During the Employment Term, the
                     -----------------------
Company will reimburse Executive for the difference between Executive's annual property tax obligation for the Former Residence (as defined below) and Executive's annual property tax obligation for the New Residence (as defined below) following the closing of Executive's purchase of the New Residence. Such reimbursement will be pro-rated for Executive's first year of employment from the date of closing.

     4.   Employee Benefits.
          -----------------

          (a)  General. During the Employment Term, Executive will be entitled
               -------
to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

          (b)  Temporary Living Reimbursement. For up to the first twelve (12)
               ------------------------------
months of the Employment Term or Executive's earlier relocation to the San Francisco Bay Area, the Company will reimburse Executive for his reasonable temporary living expenses, including: (i) a furnished corporate apartment (including reasonable utilities and computer line) as mutually agreed to by the Company and Executive, (ii) a reasonable monthly auto allowance sufficient to rent an automobile and (iii) Executive's travel expenses incurred between his current primary residence and the San Francisco Bay Area.

               (c)  Relocation Reimbursement. During the Employment Term, the
                    ------------------------
Company will reimburse Executive for reasonable moving expenses incurred by Executive and his family during their relocation from Executive's primary residence to the San Francisco Bay Area. Such expenses shall include, but shall not be limited to, reasonable costs associated with (i) up to three (3) "house-hunting" trips to the San Francisco Bay Area for Executive's spouse, (ii) moving Executive's household furnishings, automobiles and personal effects,
(iii) economy airfare for Executive's family, (iv) the transaction costs associated with buying Executive's new residence (closing costs, inspections, title insurance, brokerage and related fees, etc.) and (v) the transaction costs associated with selling Executive's former residence in Connecticut (the "Former Residence") (closing costs, inspections, title insurance, brokerage and related fees, etc.). In addition, upon Executive's request, the Company will guarantee the value of the Former Residence such that the Company will reimburse Executive for the difference between the actual sale price of the Former Residence and $615,000, provided that (i) Executive has in good faith attempted unsuccessfully to sell the Former Residence for at least six (6) months at a price of at least $615,000 and (ii) that the Company may select the real estate agent and have input on the pricing of the Former Residence following Executive's request for such guarantee. Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to the reimbursements provided in this Section 4(c) so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if this reimbursement was provided to Executive on a non-taxable basis.

               (d)  Relocation Assistance. The Company shall provide Executive,
                    ---------------------
at the Company's option, with either (i) a mortgage loan (the "Loan"), (ii) mortgage allowance payments or (iii) a combination of the two in support of a loan balance of up to $3,000,000 (collectively, the "Housing Assistance"), exclusively for use in Executive's acquisition of a new principal residence in the San Francisco Bay Area (the "New Residence"), provided Executive shall be responsible for the first $500,000 of the purchase price. Executive will be fully grossed-up by the Company for any imputed income or interest required to be recognized with respect to the Housing Assistance so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if the Housing Assistance were provided to Executive on a non-taxable basis. Any such Loan shall be subject to, and governed by, the terms and conditions of a full recourse loan agreement and mortgage by and between Executive and the Company. The outstanding balance of the Loan shall be due and payable and/or the mortgage allowance payments shall be eliminated upon the earlier of (i) six (6) months following the voluntary termination of Executive's employment with the Company (or upon Executive's earlier closing of the sale of the New Residence), (ii) one (1) year following the involuntary termination of Executive's employment with the Company (or upon Executive's earlier closing of the sale of the New Residence) or (iii) following the Company's IPO as to 25% of the Housing Assistance on each anniversary of the effective date of the Company's IPO, provided Executive's vested option(s) to purchase Common Stock of the Company or Common Stock purchased pursuant thereto meet the valuation criteria set forth on Exhibit A on each such anniversary date. In any event, Executive agrees that, on the sixth (6/th/) anniversary of the issuance of the Housing Assistance, and on each subsequent anniversary thereafter, Executive shall assume responsibility for at least 25% of the Housing Assistance, such that the Housing Assistance shall be eliminated altogether no later than the ninth (9th) anniversary of the issuance thereof.

         In addition, in connection with Executive's sale of the New Residence following the voluntary or involuntary termination of his employment with the Company within three (3) years following the closing of Executive's purchase of the New Residence, the Company will guarantee the value of the New Residence if the sale price is less than the purchase price such that (i) if Executive sells the New Residence after the Company's IPO, the Company will reimburse Executive for the difference between the purchase price and the sale price to the extent of such difference in excess of 75% of the in-the-money value of Executive's option(s) to purchase Common Stock of the Company or Common Stock purchased pursuant thereto or (ii) if Executive sells the New Residence while the Company is still private, the Company will reimburse Executive for 50% of the difference between the purchase price and the sale price, provided in both cases that Executive uses a real estate agent who is reasonably acceptable to the Company. Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to this reimbursement so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if this reimbursement was provided to Executive on a non-taxable basis.

               (e)  Vacation. Executive will be entitled to paid vacation in
                    --------
accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

               (f)  Expenses. The Company will reimburse Executive for
                    --------
reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     5.   Severance.
          ---------

               (a)  Termination During Employment Term. If the Company
                    ----------------------------------
terminates Executive other than for Cause or if Executive voluntarily terminates as a result of a Constructive Termination (as such terms are defined below), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Executive's compliance with Section 9, Executive shall be entitled to receive severance benefits consisting of (i) continued payment for twelve (12) months of Executive's Base Salary as in effect on the date of termination and the Additional Compensation set forth in Section 3(d), paid periodically in accordance with the Company's normal payroll practices and subject to the usual, required withholding and (ii) if Executive elects to convert his health insurance benefits to individual coverage pursuant to Cal-COBRA, reimbursement for health care coverage under Cal-COBRA for up to twelve (12) months following such termination, or for such shorter period until Executive obtains new employment offering health insurance coverage.

               (b)  Other Termination. If Executive's employment with the
                    -----------------
Company terminates at any time and for any reason other than as described in
Section 5(a), then (i) all vesting of the Option and any other equity awards made by the Company to Executive will immediately terminate, (ii) all payments of compensation by the Company to Executive hereunder will immediately terminate (except as to amounts already earned) and (iii) Executive will only be eligible for severance benefits in accordance with the Company's established plans, policies or programs then in effect.

          6.   Change of Control Benefits.
               --------------------------

               (a)  Vesting Acceleration and Bonus. If, following a Change of
                    ------------------------------
Control (as defined below), the Company terminates Executive other than for Cause or if Executive voluntarily terminates as a result of a Constructive Termination, then, in addition to the cash severance set forth in Section 5(a),
(i) the Option will have its vesting accelerated so as to become 100% vested as of the date of such termination and (ii) Executive will be paid an amount equal to his actual paid out bonus for the previous fiscal year as set forth in
Section 3(b). Thereafter, the Option will continue to be subject to the terms, definitions and provisions of the Stock Plan and Option Agreement.

               (b)  Golden Parachute Excise Tax Gross-Up. Executive and the
                    ------------------------------------
Company acknowledge and agree that the Company may, in its sole discretion and prior to the Company's IPO, make commercially reasonable efforts to seek stockholder approval of, by the requisite vote and in the manner contemplated by
Section 280G of the Code, any severance and other benefits provided for in this Agreement or otherwise payable to Executive which may be characterized as "parachute payments" within the meaning of Section 280G of the Code (the "Parachute Payments"), provided that Executive agrees to waive the rights to the Parachute Payments in the event approval is sought and not obtained by the requisite vote of the Company's stockholders (as determined in accordance with Section 280G). Following an IPO, or prior to an IPO in the event that stockholder approval of the Parachute Payments is not solicited by the Company, and in the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive constitute parachute payments and will be subject to the excise tax imposed by Section 4999 of the Code, Executive shall receive a payment from the Company sufficient to pay such excise tax, and Executive will be fully grossed-up by the Company for any imputed income required to be recognized with respect to such payment so that the economic effect to Executive, after taking into account any tax deductions available to Executive, is the same as if such payment was provided to Executive on a non-taxable basis.

          7.    Definitions.
                -----------

               (a)  Cause. For purposes of this Agreement, "Cause" is defined as
                    -----
(i) a material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee that leads to material harm to the Company, (ii) Executive's conviction of, or plea of guilty or nolo contendere
                                                              ---------------
to, a felony, (iii) a willful act by Executive which constitutes gross misconduct or fraud and which is materially injurious to the Company, or (iv) Executive's continued, substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

               (b)  Change of Control. For purposes of this Agreement, "Change
                    -----------------
of Control" of the Company is defined as: (i) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) a plan of complete liquidation of the

 Company approved by the Company's stockholders; or (iii) the date of the consummation of the sale by the Company of all or substantially all the Company's assets.

          (c)  Constructive Termination. For purposes of this Agreement,
               ------------------------
"Constructive Termination" is defined as a resignation of Executive's employment within ninety (90) days of the occurrence of any of the following events: (i) without Executive's written consent, a significant reduction of Executive's duties or responsibilities relative to Executive's duties or responsibilities in effect immediately prior to such reduction or (ii) without Executive's written consent, a reduction of greater than five percent (5%) by the Company of Executive's Base Salary as in effect immediately prior to such reduction.

     8.   Confidential Information. Executive agrees to enter into the Company's
          ------------------------
standard Proprietary Information Agreement in substantially the form attached hereto as Exhibit B (the "Proprietary Information Agreement") upon commencing employment hereunder.

     9.   Noncompetition and Nonsolicitation.
          ----------------------------------

          (a)  Noncompetition. Executive acknowledges that the nature of the
               --------------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company following the termination of Executive's service with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive will not directly or indirectly engage in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor have any ownership interest in or participate in the financing, operation, management or control of, any person, firm, corporation or business that competes with the Company's then current products or products under development for the twelve (12) month period (the "Noncompete Period") following the termination of Executive's service to or employment with the Company. The Noncompete Period shall be tolled during any violation of this section.

          (b)  Non-Solicitation. During Executive's service to or employment
               ----------------
with the Company and during the Noncompete Period, Executive agrees and acknowledges that he will not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away or hire any employee of the Company or cause any employee of the Company to leave his or her employment either for Executive or for any other entity or person.

          (c)  Understanding of Covenants. The Executive represents that he (i)
               --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     10.  Assignment. This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     11.  Notices. All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:

          Kyphon Inc.
          1350 Bordeaux Drive
          Sunnyvale, CA 94089
          Attn:  Board of Directors
          ----

          If to Executive:

          At the last residential address known by the Company.

     12.  Severability. In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     13.  Arbitration.
          -----------

          (a)  General. In consideration of Executive's service to the Company,
               -------
its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

          (b)  Procedure. Executive agrees that any arbitration will be
               ---------
administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

          (c)  Remedy. Except as provided by the Rules, arbitration shall be the
               ------
sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. However, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

          (d)  Availability of Injunctive Relief. In addition to the right under
               ---------------------------------
the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Proprietary Information Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code ss.2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

          (e)  Administrative Relief. Executive understands that this Agreement
               ---------------------
does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

          (f)  Voluntary Nature of Agreement. Executive acknowledges and agrees
               -----------------------------
that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

          14.  Integration. This Agreement, together with the Stock Plan, the
               -----------
Option Agreement, the Proprietary Information Agreement and any other written document referred to herein, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

          15.  Tax Withholding. All payments made pursuant to this Agreement
               ---------------
will be subject to withholding of applicable taxes.

          16.  Identification. For purposes of federal immigration law,
               --------------
Executive will be required to provide to the Company documentary evidence of Executive's identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Effective Date, or Executive's employment relationship with the Company may be terminated and Executive will not be entitled to any benefits provided under this Agreement.

          17.  Non-Disclosure. Executive will follow the Company's strict policy
               --------------
that employees must not disclose any information regarding salary, bonuses or stock purchase or option allocations to other employees, either directly or indirectly.

          18.  Governing Law. This Agreement will be governed by the laws of the
               -------------
State of California (with the exception of its conflict of laws provisions).

          19.  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be an original and all of which together shall constitute one instrument.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the Effective Date.

KYPHON INC.


By: /s/ Jeffrey L. Kaiser                     Date: 6/27/01
   ------------------------------------            -----------------------------

Title: Chief Financial Officer
      ---------------------------------



EXECUTIVE


/s/ Gary Grenter                              Date: 6/27/01
---------------------------------------            -----------------------------
Gary Grenter

                                    EXHIBIT A

                     POST IPO MORTGAGE LOAN REPAYMENT AND/OR
                     MORTGAGE ALLOWANCE ELIMINATION CRITERIA

..  Valuation Period:

   - Last 10 business days of any 12 month period ending on the anniversary date of Kyphon's IPO

..  Kyphon Loan Balance/Mortgage Allowance Reduction:

   - If at the end of each 12 month period following the IPO, the ratio of the value of Executive's vested, in the money options/stock to the original loan balance, defined as the mortgage loan from Kyphon or mortgage loan being supported by monthly mortgage allowance payments from Kyphon, or the combination thereof, is greater than or equal to the ratio shown below, the mortgage loan from Kyphon and/or the mortgage allowance payments will be reduced as follows:

                                                     Ratio        Reduction %
                                              ----------------------------------

         12 Months Following IPO                      .75            25%
         24 Months Following IPO                     1.50            50%
         36 Months Following IPO                     2.25            75%
         48 Months Following IPO                     3.00           100%
         60 Months Following IPO                     3.00           100%
         72 Months Following IPO                     3.00           100%
         (continues until reduction is 100%)

                                    EXHIBIT B

                        PROPRIETARY INFORMATION AGREEMENT

                                    [OMITTED]